UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2014

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On October 21, 2014, Metalico, Inc. (the "Company") and its subsidiaries entered into a Second Amendment (the "Financing Agreement Amendment") to the Financing Agreement dated as of November 21, 2013 (the "Financing Agreement") by and among the Company, each subsidiary of the Company listed as a "Borrower" on the signature pages thereto, each subsidiary of the Company listed as a "Guarantor" on the signature pages thereto, the lenders from time to time party thereto, and the agent and lenders party thereto. The material terms of the Financing Agreement Amendment are set forth in Item 2.03(a) below, which is incorporated herein by reference.

(b) On October 21, 2014, pursuant to the terms of separate Exchange Agreements (the "Exchange Agreements") between the Company and each of the holders (the "Note Holders") of its 7% senior subordinated unsecured convertible notes due April 30, 2028 (the "Original Convertible Notes"), respectively, the Company agreed to exchange for the outstanding Original Convertible Notes (i) new convertible notes (the "New Series Convertible Notes") in the aggregate principal amount of approximately $14.7 million, representing the outstanding balance of the Original Convertible Notes, and (ii) a right to receive a number of additional common shares (the "Additional Common Shares") in accordance with, and subject to, the terms set forth in the Exchange Agreements. The material terms of the Exchange Agreements and the New Series Convertible Notes are set forth in Item 2.03(b) below, which is incorporated herein by reference.

(c) On October 21, 2014, effective as of September 30, 2014, the Company's Buffalo Shredding and Recovery, LLC subsidiary entered into Amendment 8 and Waiver (the "First Niagara Amendment") to the Equipment Finance Agreement dated December 12, 2011 (the "Equipment Finance Agreement") with First Niagara Leasing, Inc. The First Niagara Amendment adopts the covenant modifications prescribed by the Financing Agreement Amendment. The remaining material terms of the Equipment Finance Agreement remain unchanged by the First Niagara Amendment. The above description of the terms of the First Niagara Amendment is qualified in its entirety by the First Niagara Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.37 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On October 21, 2014, the Company and its subsidiaries entered into the Financing Agreement Amendment to the Financing Agreement as those terms are defined in Item 1.01(a) above. The Financing Agreement Amendment modifies the Financing Agreement to increase certain interest rates and fees, modify a financial covenant, consent to the restructuring of the Company’s Original Convertible Notes (as defined in Item 1.01(b) above) on the terms described in Item 2.03(b) below, and waive certain previously disclosed defaults. Applicable margins for advances under the revolving facility have been modified to 2.75% for "Base Rate" loans and 3.75% for LIBOR-based loans. Applicable margins for term loans have been modified to 8.5% for "Base Rate" loans and 9.5% for LIBOR-based loans. The maximum leverage ratio has been redefined to (i) exclude from the calculation of indebtedness debt under the New Series Convertible Notes (as defined in Item 1.01(b) above) and (ii) include in such calculation a fixed amount should the Company participate in a receivables purchase arrangement offered by one of its customers. The Company is required to make prepayments from the proceeds of certain specified non-core asset sales in accordance with an agreed formula that allows for the application of a portion of the proceeds to prepayment of the New Series Convertible Notes (as defined in Item 1.01(b) above). The Financing Agreement Amendment permits the application of proceeds from equity offerings to prepayments of the New Series Convertible Notes. The senior secured term loan lender is entitled to an "Additional Fee" of $3,500,000 that is payable (i) in cash upon the maturity of the outstanding term loans and/or (ii) at the term loan lender’s option, but without duplication, in shares of the Company’s common stock, par value $.001 per share (the "Common Stock"), pursuant to a warrant (the "Lender Warrant") issued at closing. The Lender Warrant has a ten-year term and is exercisable for up to 3,810,146 shares of Common Stock (the "Warrant Shares") at an exercise price of $.9186 per share. The Lender Warrant is also exercisable on a "cashless" basis. The exercise price and number of shares of Common Stock issuable upon exercise of the Lender Warrant will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the Lender Warrant. The Lender Warrant also includes weighted average anti-dilution protection, with certain exceptions. In the event of a sale of the Company, each holder of warrants has the right, exercisable at its option, to require the Company to purchase such holder’s warrants at a price determined using a Black-Scholes option pricing model as described in the Lender Warrant, subject to certain exceptions. In addition, in the event the Company is unable to issue the Warrant Shares to a holder upon exercise as a result of certain events, including the Company’s inability to obtain the shareholder approval described below, such holder will be entitled to receive cash in lieu of such Warrant Shares as set forth in the Lender Warrant. The Lender Warrant was issued pursuant to a Subscription Agreement dated as of October 21, 2014 between the Company and the term loan lender (the "Subscription Agreement"). The Company also entered into a Registration Rights Agreement as of October 21, 2014 between the Company and the term loan lender (the "Registration Rights Agreement") pursuant to which the Company is required to file a registration statement within 30 calendar days of closing to provide for the resale of the shares of the Warrant Shares and to have such registration statement declared effective within 90 calendar days of the closing (120 days in the event of a review by the Securities and Exchange Agreement). The remaining material terms of the Financing Agreement remain unchanged by the Financing Agreement Amendment.

As a result of the Convertible Note restructuring and the Financing Agreement Amendment, the Company’s previously announced payment and covenant defaults have been waived and a standstill period invoked in July under the terms of a subordination agreement between the Company’s senior secured lenders and the holders of its Convertible Notes and their respective successors and assigns has been terminated.

The above description of the terms of the Financing Agreement Amendment is qualified in its entirety by (i) the Financing Agreement Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.11 and incorporated herein by reference, (ii) the Subscription Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.51 and incorporated herein by reference, (iii) the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.52 and incorporated herein by reference, and (iv) the Lender Warrant, which is attached to this Current Report on Form 8-K as Exhibit 10.53 and incorporated herein by reference.

(b) On October 21, 2014, pursuant to the terms of the Exchange Agreements (as defined in Item 1.01(b) above), the Company agreed to exchange for the outstanding Original Convertible Notes (i) the New Series Convertible Notes in the aggregate principal amount of approximately $14.7 million, representing the remaining outstanding balance of the Original Convertible Notes after the conversion described in Item 3.02(b) below, and (ii) a right to receive the Additional Common Shares in accordance with, and subject to, the terms set forth in the Exchange Agreements as described below. The aggregate principal amount of both the "Series A" New Series Convertible Notes and "Series C" New Series Convertible Notes is approximately $4.5 million and the aggregate principal amount of the "Series B" New Series Convertible Notes is approximately $5.7 million.

The New Series Convertible Notes mature on July 1, 2024 and bear interest, payable in kind, at a rate of 13.5% per annum. The new interest rate is applicable retroactively to balances under the Original Convertible Notes as of July 1, 2014. The "Series A" New Series Convertible Notes are convertible to Common Stock at a rate of $1.30 per share. The "Series A" New Series Convertible Notes may be converted by the holders thereof into shares of Common Stock at any time after the issuance date of such notes. The Company may not redeem any portion of the "Series A" New Series Convertible Notes prior to the third anniversary of the issuance date of such notes. Thereafter, the Company may redeem such notes at a price equal to the greater of (A) 130% of the sum of (x) the principal being redeemed, and (y) accrued and unpaid interest, if any, with respect to such principal (such unpaid interest amount together with the related principal being redeemed, the "Principal Amount"), and (B) the product obtained by multiplying (x) the quotient obtained by dividing the Principal Amount by the applicable conversion price, and (y) the arithmetic average of the weighted average prices of the Common Stock on each of the last five trading days ending on and including the trading day immediately prior to the applicable Company redemption notice date (the "Redemption Price"). The Redemption Price is payable by the Company in cash and shares of the Common Stock, subject to a "true-up" adjustment as set forth in the New Series Convertible Notes.

The "Series B" New Series Convertible Notes and the "Series C" New Series Convertible Notes may be converted by the holders thereof into shares of Common Stock at any time on or after their respective "Measuring Dates" (except that such notes are convertible earlier upon an event of default as described below) at a conversion rate of 110% of the "Note VWAP" per share as of such date. "Note VWAP" is defined as the weighted average price of the Common Stock for a thirty-day trading period including the fifteen trading days prior to, and the fifteen trading days commencing on, the applicable determination date and the applicable "Measuring Date" is the last day of such thirty-day period. The determination date with respect to the "Series B" New Series Convertible Notes is December 31, 2014 and the determination date with respect to the "Series C" New Series Convertible Date is April 30, 2015. All or a portion of the "Series C" and "Series B" New Convertible Notes may be redeemed by the Company, in that order, from portions of the proceeds of the Company’s previously announced planned divestiture of non-core assets in certain stated and permitted amounts. All or a portion of the "Series B" and "Series C" New Series Convertible Notes may be redeemed by the Company prior to December 31, 2014 and April 30, 2015, respectively, at par without premium or penalty, and after such dates at the Redemption Price.

The conversion rights of the holders of the New Series Convertible Notes (the "New Note Holders") are subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the New Series Convertible Notes. The New Series Convertible Notes also include weighted average anti-dilution protection, with certain exceptions.

New Note Holders are entitled to require the Company to redeem some or all of such notes pursuant to certain mandatory redemption provisions in such notes. This right may be exercised by any New Note Holder by delivery of written notice thereof to the Company at any time on or prior to the earlier of (a) May 31, 2020 and (b) such date that the Company’s senior secured lenders no longer prohibit such payment.

New Note Holders are entitled to require the Company to redeem some or all of such notes upon the occurrence of certain specified events of default, which include, but are not limited to, the following: failure of the Common Stock to be listed on an eligible market (which includes the NYSE MKT, The New York Stock Exchange, Inc., The NASDAQ Global Market, The NASDAQ Capital Market, The NASDAQ Global Select Market or the OTC Market) for five consecutive trading days or for more than an aggregate of ten trading days in a 365-day period; the Company’s failure to comply with a proper request for conversion of any New Series Convertible Notes into shares of Common Stock; the Company’s failure to pay to a New Note Holder any amount of the principal, interest, late charges, or other amounts when and as due under the applicable note; and the Company’s commencement of voluntary or involuntary proceedings under applicable bankruptcy laws.

Any time after the occurrence and during the continuance of an event of default under the New Series Convertible Notes, including during periods before the conversion rates for the"Series B" and "Series C" New Series Convertible Notes have been determined, New Note Holders may convert any part of their respective portions of the Principal Amount into shares of Common Stock. Such a conversion is referred to in the New Series Convertible Notes as an "Alternate Conversion." The applicable "Alternate Conversion Price" is equal to the lower of (i) the applicable conversion price as in effect on the trading day immediately preceding the time of the delivery or deemed delivery of the notice of the Alternate Conversion, and (ii) 75% of 90% of the arithmetic average of the weighted average price of the Common Stock during the ten consecutive trading day period ending on and including the trading day immediately preceding the delivery or deemed delivery of the notice of the applicable Alternate Conversion.

The Company may not effect any conversion of the New Series Convertible Notes into shares of Common Stock to the extent that any such conversion would result in a New Note Holder beneficially owning more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. In the event the Company is prohibited from issuing shares of Common Stock based upon a New Note Holder becoming a beneficial owner of more than 9.99% of Common Stock outstanding, the Company will instead issue a "Right" to receive shares of Common Stock in accordance with, and subject to, the terms of the Exchange Agreements.

Pursuant to the terms of the Exchange Agreements, the Company may be required to issue additional shares of Common Stock to the New Note Holders pursuant to the formulae set forth in the Exchange Agreements in the event the volume weighted average price of the Common Stock equals less than $1.17 during the forty trading days following the closing. Each investor has also agreed that it will not, on any trading day until the end of such forty-day trading period, sell shares of the Company’s Common Stock that constitute more than 20% of the daily trading volume of the Common Stock on such trading day; provided that in the event the trading price of the Company’s Common Stock on any trading day equals or exceeds $1.10 the 20% limitation for such trading day shall be increased to 30%.

Under certain rules of the NYSE MKT, the Company is required to seek stockholder approval of the above-described contemplated stock issuances for the right to issue more than 20% of the Company’s outstanding common stock as a result of potential issuances upon (i) exercise of the Lender Warrant described in Item 2.03(a) above, (ii) conversions of the New Series Convertible Notes described in Item 2.03(b) above, or (iii) the exercise of the right to receive Additional Common Shares described in Item 2.03(b) above. The Company has agreed to seek such stockholder approval on or prior to December 20, 2014. If, despite the Company's reasonable best efforts, the stockholder approval is not obtained by such date, the Company is required to cause additional special meetings of stockholders to be held thereafter until stockholder approval is obtained, provided that the Company is not obligated to hold more than two special meetings in addition to the Company’s regular annual meeting in any given calendar twelve-month period. To the extent the Company is not able to issue any Additional Common Shares (if required to do so) in compliance with the rules of the NYSE MKT, within ten days of the issuance date and in lieu of issuing such Additional Common Shares, the Company will increase the outstanding principal amount of the Series B Notes or, if no principal amounts are then outstanding under the Series B Notes, the principal amount of the Series A Notes.

As a result of the Convertible Note restructuring and the Financing Agreement Amendment, the Company’s previously announced payment and covenant defaults have been waived and a standstill period invoked in July under the terms of a subordination agreement between the Company’s senior secured lenders and the holders of its Convertible Notes and their respective successors and assigns has been terminated.

The above description of the terms of the Exchange Agreements and the New Series Convertible Notes is qualified in its entirety by (i) the Form of Exchange Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.43 and incorporated herein by reference, (ii) the Form of Series A Convertible Note, which is attached to this Current Report on Form 8-K as Exhibit 10.44 and incorporated herein by reference, (iii) Form of Series B Convertible Note, which is attached to this Current Report on Form 8-K as Exhibit 10.45 and incorporated herein by reference, and (iv) the Form of Series C Convertible Note, which is attached to this Current Report on Form 8-K as Exhibit 10.46 and incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

(a) The information set forth under Item 2.03(a) and Item 2.03(b) of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

(b) On October 20, 2014, the holders of the Original Convertible Notes converted an aggregate of $10 million principal amount of the Original Convertible Notes into 10,096,931 shares of Common Stock (collectively the "Conversion Shares") pursuant to the terms of the Original Convertible Notes. As previously disclosed, on June 30, 2014, the Note Holders exercised their right to require the Company to make full payment of the outstanding principle balance and accrued interest under the Original Convertible Notes (such sum the "Holder Mandatory Redemption Amount"). The Company was unable to make such payment at that time. Pursuant to the terms of the Original Convertible Notes, the Note Holders subsequently cancelled their previously delivered notices of redemption, and thereby triggered an adjustment in the conversion price to the lesser of (A) $14.00 and (B) the lowest closing bid price of the Common Stock during the period beginning on and including the date on which the applicable redemption notice was delivered to the Company and ending on and including the date on which the applicable redemption notice was voided, or approximately $1.00 per share.

All of the Note Holders represented that they were "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and the issuance of the Conversion Shares and the securities described in Item 2.03 was made in reliance on exemptions provided by Regulation D and Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

On October 21, 2014, the Company issued a press release announcing, among other things, the transactions described above and that it will host a conference call at 10:00 a.m. Eastern Time on Friday, November 14, 2014, to discuss its results for the quarter ending September 30, 2014 and to provide an update on business developments. The Company also released preliminary information about its performance for the quarter. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Ex. 10.11 Second Amendment, dated October 21, 2014, to Financing Agreement, dated as of November 21, 2013, by and among Metalico, Inc., each of its subsidiaries signatory thereto, the lenders signatory thereto (the "Lenders"), the agent for the Lenders, and the service agent for the Lenders

Ex. 10.37 Amendment No. 8 and Waiver, dated as of September 30, 2014, to Equipment Financing Agreement, dated December 12, 2011, by and between Buffalo Shredding and Recovery, LLC as borrower and First Niagara Leasing, Inc. as lender

Ex. 10.43 Form of Exchange Agreement, dated October 21, 2014, between the Company and each of the investors listed in the Schedule of Investors attached thereto

Ex. 10.44 Form of Series A New Series Convertible Note, dated October 21, 2014, issued to each New Note Holder that is party to the agreement identified in Exhibit 10.43

Ex. 10.45 Form of Series B New Series Convertible Note, dated October 21, 2014, issued to each New Note Holder that is party to the agreement identified in Exhibit 10.43

Ex. 10.46 Form of Series C New Series Convertible Note, dated October 21, 2014, issued to each New Note Holder that is party to the agreement identified in Exhibit 10.43

Ex. 10.51 Subscription Agreement, dated October 21, 2014, among the Company and the subscribers identified on the Schedule of Subscribers attached thereto

Ex. 10.52 Registration Rights Agreement, dated October 21, 2014, among the Company and the subscribers identified on the Schedule of Subscribers attached thereto

Ex. 10.53 Common Stock Purchase Warrant, dated October 21, 2014, issued to subscribers party to agreements identified in Exhibits 10.51 and 10.52

Ex. 99.1 Press Release issued October 21, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

October 21, 2014	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.11	Second Amendment, dated October 21, 2014, to Financing Agreement, dated as of November 21, 2013, by and among Metalico, Inc., each of its subsidiaries signatory thereto, the lenders signatory thereto (the “Lenders”), the agent for the Lenders, and the service agent for the Lenders
10.37	Amendment No. 8 and Waiver, dated as of September 30, 2014, to Equipment Financing Agreement, dated December 12, 2011, by and between Buffalo Shredding and Recovery, LLC as borrower and First Niagara Leasing, Inc. as lender
10.43	Form of Exchange Agreement, dated October 21, 2014, between the Company and each of the investors listed in the Schedule of Investors attached thereto
10.44	Form of Series A New Series Convertible Note, dated October 21, 2014, issued to each New Note Holder that is party to the agreement identified in Exhibit 10.43
10.45	Form of Series B New Series Convertible Note, dated October 21, 2014, issued to each New Note Holder that is party to the agreement identified in Exhibit 10.43
10.46	Form of Series C New Series Convertible Note, dated October 21, 2014, issued to each New Note Holder that is party to the agreement identified in Exhibit 10.43
10.51	Subscription Agreement, dated October 21, 2014, among the Company and the subscribers identified on the Schedule of Subscribers attached thereto
10.52	Registration Rights Agreement, dated October 21, 2014, among the Company and the subscribers identified on the Schedule of Subscribers attached thereto
10.53	Common Stock Purchase Warrant, dated October 21, 2014, issued to subscribers party to agreements identified in Exhibits 10.51 and 10.52
99.1	Press Release issued October 21, 2014